UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 9, 2011

PLAYBOY ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14790	36-4249478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

680 North Lake Shore Drive, Chicago, Illinois		60611
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 751-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On January 9, 2011, Playboy Enterprises, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Icon Acquisition Holdings, L.P., a Delaware limited partnership (“Purchaser”), and Icon Merger Sub, Inc., a Delaware corporation (“Sub”). Purchaser and Sub are entities formed by Hugh M. Hefner, the Company’s controlling stockholder.

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Purchaser will cause Sub to commence a cash tender offer (the “Offer”) to acquire all of the Company’s issued and outstanding shares (the “Shares”) of voting Class A common stock (the “Class A Common Stock”) and non-voting Class B common stock (the “Class B Common Stock”) for $6.15 per Share (the “Offer Price”).

The obligation of Sub to accept for payment and pay for the Shares tendered in the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including, among others, (1) a non-waivable “majority of the minority” condition pursuant to which more than 50% of the shares of Class A Common Stock and Class B Common Stock (not including the shares held by trusts of Mr. Hefner, by Scott Flanders, the Company’s Chief Executive Officer, or by Purchaser, Sub or their affiliates; together, the “Purchaser Group”) must be validly tendered in the Offer and not withdrawn, (2) a “threshold condition” pursuant to which the number of shares of Class A Common Stock validly tendered in the Offer and not withdrawn, together with any shares of Class A Common Stock beneficially owned by members of the Purchaser Group, must equal at least 90% of the outstanding shares of Class A Common Stock, including the Shares subject to the Top-Up Option (as defined below), and (3) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The parties have agreed that, following completion of the Offer, Sub will merge (the “Merger”) with and into the Company and the Company will become a wholly-owned subsidiary of Purchaser. If the “threshold condition” is satisfied following completion of the Offer, the Merger will be completed without a meeting of the Company’s stockholders pursuant to Delaware’s “short-form” merger statute. If, at the expiration of the Offer, all conditions to closing are satisfied except the “threshold condition”, the parties have agreed that the Merger will be completed through a long-form merger under Delaware law, which would be approved by written consent by trusts controlled by Mr. Hefner as the holders of a majority of the shares of outstanding Class A Common Stock. In the Merger, the Shares remaining outstanding following the consummation of the Offer (other than Shares (1) held by the Company as treasury stock, (2) contributed to Purchaser by Mr. Hefner (including through his trusts) and Mr. Flanders or (3) held by stockholders who have validly exercised their appraisal rights under Delaware law) will be converted into the right to receive the Offer Price, without interest.

Pursuant to the Merger Agreement and subject to applicable law, the Company has granted to Sub an irrevocable option (the “Top-Up Option”) to purchase the number of newly issued shares of Class A Common Stock that, when added to the number of shares of Class A Common Stock beneficially owned by the Purchaser Group (including the shares transferred by Mr. Hefner and any director or officer of the Company), Purchaser or Sub at the time of such exercise, constitutes one share more than 90% of the shares of Class A Common Stock outstanding after such exercise and issuance. The Top-Up Option is only exercisable and shall be deemed exercised if the other conditions to the Offer (other than the “threshold condition”) are satisfied and to the extent that the exercise thereof will provide Purchaser with more than 90% of the shares of Class A Common Stock outstanding at such time. The per share exercise price of the Top-Up Option is equal to the Offer Price. The Top-Up Option will not be exercisable for a number of shares of Class A Common Stock in excess of the Company’s authorized and unissued shares of Class A Common Stock (treating any treasury shares of Class A Common Stock owned by the Company as unissued).

The Merger Agreement contains customary representations and warranties of the Company, on the one hand, and of Purchaser and Sub, on the other. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by the Company, Purchaser and Sub in connection with the negotiated terms of the Merger Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any certain date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for purposes of allocating risk among the Company, Purchaser and Sub rather than establishing matters as facts. Except as expressly provided otherwise in the Merger Agreement, the Company’s stockholders and other investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Purchaser, Sub or any of their respective subsidiaries or affiliates.

The Merger Agreement also includes customary covenants of the Company, Purchaser and Sub. The Company has agreed to operate its business in the ordinary course until the Merger is consummated. The Company has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire the Company and to certain restrictions on its ability to respond to or accept any such proposal.

Pursuant to the Merger Agreement, the Company and Purchaser have agreed to comply with the terms of the indenture governing the Company’s 3.00% convertible senior subordinated notes due 2025, including all obligations with respect to an offer to repurchase the convertible notes following a “fundamental change” (as defined in the indenture) made in accordance with the indenture as a result of the consummation of the transactions contemplated by the Merger Agreement. Purchaser has also agreed, from and after the time for acceptance of payment in the Offer, to provide the Company with cash or access to credit facilities or borrowings in amounts sufficient for the Company to comply with its obligations under the indenture for the convertible notes, including any such “fundamental change” repurchase of the convertible notes.

The Merger Agreement also includes customary termination provisions for both the Company and Purchaser. If the Merger Agreement is terminated under certain circumstances, the Company will be required to pay Purchaser the fees and expenses incurred by Purchaser in connection with the transaction of up to $4 million and a termination fee of $3 million, with an additional $3 million termination fee payable under certain additional circumstances. If the Merger Agreement is terminated under certain other circumstances, Purchaser will be required to pay the Company a reverse termination fee equal to $20 million.

Limited Guarantee

Also on January 9, 2011, Rizvi Opportunistic Equity Fund, L.P., Rizvi Opportunistic Equity Fund I-B, L.P., Rizvi Opportunistic Equity Fund (TI), L.P., Rizvi Opportunistic Equity Fund I-B (TI), L.P., Rizvi Traverse Partners LLC and Rizvi Opportunistic Equity Fund II, L.P., each of which is an affiliate of Rizvi Traverse Management, LLC (“Rizvi”), entered into a limited guarantee in favor of the Company (the “Guarantee”) guaranteeing, subject to the terms and conditions of the Guarantee, the payment of the reverse termination fee to the Company and certain fees and expenses associated therewith that may become payable by Purchaser pursuant to the Merger Agreement.

Contribution Agreement

Concurrently with the execution of the Merger Agreement, The Hugh M. Hefner 1991 Trust, which holds 7,935,596 shares of Class A Common Stock, and The HMH Playboy Stock Trust, which holds 3,381,836 shares of Class A Common Stock, entered into a contribution agreement with Purchaser under which they will, among other things, (1) agree not to tender any Shares into the Offer and (2) contribute or cause to be contributed the Shares identified in the contribution agreement to Purchaser in exchange for equity interests in the Purchaser on the terms and subject to the conditions set forth in the contribution agreement.

Rollover Agreement

Concurrently with the execution of the Merger Agreement, Mr. Flanders entered into a rollover agreement with Purchaser under which he agrees, in exchange for equity in Purchaser, not to tender into the Offer, to transfer the Shares identified in the rollover agreement to Purchaser and to invest in Purchaser the after-tax consideration that he will receive in the Merger in respect of his stock awards and stock options.

Tender and Support Agreement

Concurrently with the execution of the Merger Agreement, Plainfield Capital Limited, Plainfield Special Situations Master Fund II Limited and Plainfield OC Master Fund Limited (the “Plainfield Entities”) entered into a Tender and Support Agreement (the “Support Agreement”) with the Company under which they have agreed to, among other things and subject to certain exceptions, validly tender all of their Shares in the Offer. The Plainfield Entities collectively control 926,700 shares of Class A Common Stock.

The foregoing description of the Merger Agreement, the Guarantee and the Support Agreement is a summary and is qualified in its entirety by reference to the full text of the Merger Agreement, the Guarantee and the Support Agreement, which are filed as Exhibits 2.1, 10.1 and 10.2 hereto and are incorporated herein by reference.

Section 9—Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 9, 2011, by and among Icon Acquisition Holdings, L.P., Icon Merger Sub, Inc. and Playboy Enterprises, Inc.

10.1	Limited Guarantee, dated as of January 9, 2011, by Rizvi Opportunistic Equity Fund, L.P., Rizvi Opportunistic Equity Fund I-B, L.P., Rizvi Opportunistic Equity Fund (TI), L.P., Rizvi Opportunistic Equity Fund I-B (TI), L.P., Rizvi Traverse Partners LLC and Rizvi Opportunistic Equity Fund II, L.P.

10.2	Tender and Support Agreement, dated as of January 9, 2011, by and among Plainfield Capital Limited, Plainfield Special Situations Master Fund II Limited, Plainfield OC Master Fund Limited and Playboy Enterprises, Inc.

Notice to Investors

This communication is for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to sell the Company’s Class A Common Stock or Class B Common Stock. In connection with the Offer and Merger, Purchaser, affiliates of Rizvi and Mr. Hefner will file with the Securities and Exchange Commission (the “SEC”) a combined Tender Offer Statement and Rule 13E-3 Transaction Statement under cover of Schedule TO, along with an Offer to Purchase, and thereafter the Company will file with the SEC a Solicitation/ Recommendation Statement on Schedule 14D-9 and a Rule 13E-3 Transaction Statement and other documents relating to the Offer. Stockholders of the Company are urged to read these materials carefully when they become available because they will contain important information about the Company and the Offer and Merger. Anyone may obtain copies of these documents, when available, for free at the SEC’s website at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2011

PLAYBOY ENTERPRISES, INC.

By:	/s/ Howard Shapiro
Name:	Howard Shapiro
Title:	Executive Vice President, Law and Administration, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 9, 2011, by and among Icon Acquisition Holdings, L.P., Icon Merger Sub, Inc. and Playboy Enterprises, Inc.

10.1	Limited Guarantee, dated as of January 9, 2011, by Rizvi Opportunistic Equity Fund, L.P., Rizvi Opportunistic Equity Fund I-B, L.P., Rizvi Opportunistic Equity Fund (TI), L.P., Rizvi Opportunistic Equity Fund I-B (TI), L.P., Rizvi Traverse Partners LLC and Rizvi Opportunistic Equity Fund II, L.P.

10.2	Tender and Support Agreement, dated as of January 9, 2011, by and among Plainfield Capital Limited, Plainfield Special Situations Master Fund II Limited, Plainfield OC Master Fund Limited and Playboy Enterprises, Inc.